Exhibit 32.2

CERTIFICATIONS OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Justin Van Fleet, the Chief Financial Officer (Principal Financial Officer) of Nexalin Technology, Inc., (the “Company”), hereby certify, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2026	Nexalin Technology, Inc.

	By:	/s/ Justin Van Fleet
Justin Van Fleet
Chief Financial Officer
Principal Accounting Officer